Exhibit 99.5

1 U P X Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 030Y5D + + Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) . Please print date below. Signature 1 . Please keep signature within the box. Signature 2 . Please keep signature within the box. B Authorized Signatures . This section must be completed for your vote to count. Please date and sign below. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Special Meeting Proxy Card A Proposals . The Board of Directors recommend a vote FOR Proposals 1 . 3. 1. To approve the Agreement and Plan of Merger, dated as of December 17, 2018, as may be amended from time to time, by and between Fidelity Southern Corporation (gFidelityh) and Ameris Bancorp and the transactions contemplated thereby. 2. To approve, on a non-binding, advisory basis, the compensation to be paid to Fidelityfs named executive officers that is based on or otherwise relates to the merger. For Against Abstain 3. To adjourn the Fidelity special meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the merger proposal. For Against Abstain 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMMM 4 1 6 0 4 7 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # ¢ .. You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/LION or scan the QR code . login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/LION Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by 11:59pm, Eastern Time, on May 5, 2019. Your vote matters . herefs how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/LION Notice of Special Meeting of Shareholders Proxy Solicited by Board of Directors for Special Meeting — May 6, 2019 The undersigned hereby authorizes James B. Miller, Jr. and H. Palmer Proctor Jr., and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Fidelity Southern Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Shareholders of Fidelity Southern Corporation to be held on May 6, 2019, at 11:00 a.m. Eastern Time, at One Securities Centre, 3490 Piedmont Road NE, Suite 1550, Atlanta, Georgia 30305, or at any postponement or adjournment thereof, with all powers which the undersigned would possess if present at the Meeting. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1 – 3. their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Proxy - FIDELITY SOUTHERN CORPORATION qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. Non-Voting Items +